TWELFTH AMENDMENT OF
2013 LOAN AND SECURITY AGREEMENT

THIS TWELFTH AMENDMENT OF 2013 LOAN AND SECURITY AGREEMENT ("Twelfth Amendment") is made as of the 30th day of September, 2018 (the "Effective Date") by and among ADA-ES, INC., a Colorado corporation ("Borrower"), ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation ("ADES"), and COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK ("Lender").

RECITALS
A.    Borrower, ADES and Lender are parties to that certain 2013 Loan and Security Agreement dated as of September 19, 2013 (as amended, supplemented, modified and restated from time to time, the “Loan Agreement”).
B.    In accordance with the provisions of the Loan Agreement, Lender has agreed to amend, for the benefit of Borrower, certain terms and conditions contained in the Loan Agreement, as specifically provided herein.
C.    ADES wishes to provide its consent to the amendments set forth herein.
D.    Other than as defined in this Twelfth Amendment, all capitalized terms used in this agreement without definition shall have the meanings given to such terms in the Loan Agreement.
NOW THEREFORE, in consideration of the promises and covenants made by Borrower and contained in this Twelfth Amendment and the consent given by ADES herein, Lender agrees to the amendments set forth below as of the Effective Date:
1.Amendments to Definitions. The following definitions are amended and restated in their entirety, to read as follows:
“Maximum Secured Line” means Five Million Dollars ($5,000,000).
“Secured Line Termination Date” means September 30, 2020, or such earlier date as may occur pursuant to Section 8.2 hereof.

2.    Letter of Credit Facility. Section 2.11(a) is amended and restated to read as follows:
(a)    Subject to the terms and conditions of this Agreement and the other Loan Documents, the Secured Line may be utilized, upon request of Borrower, in addition to the Advances, for the issuance of Letters of Credit by Lender provided, however, that in no event shall:

(i)    the aggregate amount of the Letters of Credit exceed at any time the sum of Five Million Dollars ($5,000,000);

(ii)    the aggregate amount of the Letters of Credit, plus the aggregate principal amount of all Advances then outstanding, exceed at any time the Borrowing Base;
(iii)    the expiration date of any Letter of Credit extend beyond the Maturity Date;
(iv)    Lender be obligated to issue any Letter of Credit at any time while there then exists and is continuing any Default or Event of Default; nor
(v)    any Letter of Credit be issued in a currency other than United States Dollars nor at a tenor other than sight.

3.    Promise to Pay Fees. Section 3.2 is amended and restated in its entirety to read as follows:
(a)    Borrower shall pay Lender, on or before execution hereof, a loan fee of Twelve Thousand Five Hundred Dollars ($12,500); and
(b)    Borrower shall pay Lender an annual unused commitment fee equal to .50% of the averaged unused portion of the Maximum Secured Line payable monthly in arrears commencing on November 1, 2018 (the “Non-Use Fee”). For the purpose of calculating the Non-Use Fee, the Letters of Credit issued hereunder shall be deemed to be a use of the Maximum Secured Line.

4.    No Default. Borrower and ADES hereby certify to Lender that Borrower is in full compliance with the provisions of the Loan Agreement, and that no Event of Default will occur as a result of the effects of this Twelfth Amendment.

5.    Release of Claims. Borrower and ADES hereby release and forever discharge Lender, its affiliates, directors, officers, agents, employees, and attorneys (“Lender Parties”) of and from any and all liability, suits, damages, claims, counterclaims, demands, reckonings and causes of action, setoffs and defenses, whether known or unknown, whether arising in law or equity, which any of Borrower or ADES have, now have or may have in the future against Lender Parties by reason of any acts, omissions, causes or things arising out of or in any way related to this Twelfth Amendment or the Loan Agreement existing or accrued as of the date of this Twelfth Amendment. This release shall survive the termination of this Twelfth Amendment. Borrower acknowledges that the foregoing release is a material inducement to Lender’s decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in its agreement to enter into this Twelfth Amendment.
6.    Costs. Borrower will pay Lender’s attorneys’ fees for preparation of this Twelfth Amendment and all reasonable costs and expenses of Lender in connection therewith.

7.    Miscellaneous.

(a)	The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

(b)	The terms and conditions of this Twelfth Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

(c)
This Twelfth Amendment may be executed in any number of counterparts, and by Lender, ADES and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

(d)	Except as expressly modified by this Twelfth Amendment, the Loan Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms.

(e)
This Twelfth Amendment and the Loan Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between such parties with respect to such subject matter.

(f)
This Twelfth Amendment, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the State of Colorado.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Twelfth Amendment as of the date first above set forth.

ADA-ES, INC.,
a Colorado corporation

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer

ADVANCED EMISSIONS SOLUTIONS, INC.,
a Delaware corporation

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	CFO

Signature Page to Twelfth Amendment of 2013 Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Twelfth Amendment as of the date first above set forth.

COBIZ BANK,
a Colorado corporation,
d/b/a COLORADO BUSINESS BANK

By:	/s/ Michael Grabarz
Michael Grabarz, Senior Vice President

524324

Signature Page to Twelfth Amendment of 2013 Loan and Security Agreement